As filed with the Securities and Exchange Commission on February 6, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Gastar Exploration Inc.

(Exact name of registrant as specified in its charter)

Delaware	38-3531640
State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Address, Including Zip Code and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

GASTAR EXPLORATION INC.

LONG-TERM STOCK INCENTIVE PLAN

(Full Title of the Plan)

J. Russell Porter

1331 Lamar Street, Suite 650

Houston, Texas 77010

(713) 739-1800

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to

James M. Prince

Sarah K. Morgan

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

Telephone: (713) 758-2222

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 of Gastar Exploration Inc.	6,769,145	$6.02	$40,750,253	$5,249

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), the number of shares of common stock registered hereby pursuant to the Gastar Exploration Inc. Long-Term Stock Incentive Plan is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(h). The maximum aggregate offering price is based on $6.02, which was the average of the high and low sales prices of the Registrant’s common shares on the NYSE MKT on February 3, 2014.

EXPLANATORY NOTE

On January 31, 2014, pursuant to an Agreement and Plan of Merger, Gastar Exploration, Inc., a Delaware Corporation and the successor to Gastar Exploration Ltd. (the “Predecessor”) merged with and into Gastar Exploration USA, Inc., a corporation duly organized and existing under the laws of the State of Delaware and a subsidiary of the Predecessor (the “Registrant”) (such transaction, the “Merger”). Following the Merger, the Registrant changed its name to “Gastar Exploration Inc.”. In connection with the Merger, the Registrant assumed all awards outstanding pursuant to the Gastar Exploration Ltd. 2006 Long-Term Incentive Plan (as amended, restated and renamed as the “Gastar Exploration Inc. Long-Term Incentive Plan”, the “Plan”) and such awards will continue to be outstanding and governed by the Plan after the Merger.

The Registrant is filing this Registration Statement on Form S-8 to register 6,769,145 shares of common stock under the Plan which may be issued pursuant to currently outstanding or future awards.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The Registrant will send or give to all participants in the Plan the document(s) containing information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant has not filed such document(s) with the Commission, but such documents (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference into this Registration Statement the following documents, which have been filed by the Registrant with the Commission:

1.	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on March 11, 2013;

2.	Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on April 29, 2013;

3.	Amendment No. 2 to Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Commission on October 24, 2013;

4.	All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by referred to in (1) above; and

5.	The description of the Registrant’s Common Stock, par value $0.001 per share, included as Exhibit 99.1 to the Registrant’s Current Report on Form 8-K, filed with the Commission on January 31, 2014.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and all reports on Form 8-K subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person, including an officer and director, who was or is, or is threatened to be made, a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such cooperation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of such corporation, and, with respect to any criminal actions and proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify any person, including an officer or director, who was or is, or is threatened to be made, a party to any threatened, pending or contemplated action or suit by or in the right of such corporation, under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to such corporation. Where an officer or director of a corporation is successful, on the merits or otherwise, in the defense of any action, suit or proceeding referred to above, or any claim, issue or matter herein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which such officer or director actually and reasonably incurred in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the claim has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the exhibits listed on the accompanying Exhibit Index is filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of GASTAR EXPLORATION INC. (the “Company”) hereby constitutes and appoints J. Russell Porter and Michael A. Gerlich, or either of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute and file this Registration Statement under the Securities Act of 1933, as amended, and any or all other amendments (including, without limitation, other post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 6, 2014.

GASTAR EXPLORATION INC.

By:	/s/ J. Russell Porter
J. Russell Porter
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on February 6, 2014 in the capacities indicated.

Signature	Title

/s/ J. Russell Porter J. Russell Porter	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ Michael A. Gerlich Michael A. Gerlich	Senior Vice President, Chief Financial Officer and Corporate Secretary (Principal Financial and Accounting Officer)

/s/ John M. Selser John M. Selser	Chairman of the Board

/s/ John H. Cassels John H. Cassels	Director

/s/ Randolph C. Coley Randolph C. Coley	Director

/s/ Robert D. Penner Robert D. Penner	Director

INDEX TO EXHIBITS

Exhibit No.		Description

3.1	–	Certificate of Merger (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K, filed with the Commission on January 31, 2014).

3.2	–	Amended and Restated Certificate of Incorporation of Gastar Exploration USA, Inc. (incorporated by reference to Exhibit 3.1 of the Registrant’s current report on Form 8-K, filed with the Commission on October 28, 2013).

3.3	–	Second Amended and Restated Bylaws of Gastar Exploration USA, Inc. (incorporated by reference to Exhibit 3.2 of the Registrant’s current report on Form 8-K, filed with the Commission on October 28, 2013).

5.1	–	Opinion of Vinson & Elkins L.L.P.

10.1	–	Gastar Exploration Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K, filed with the Commission on January 31, 2014).

23.1	–	Consent of BDO USA, LLP.

23.2	–	Consent of Netherland, Sewell and Associates, Inc.

23.3	–	Consent of Wright & Company, Inc.

23.4	–	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1).

24.1	–	Powers of Attorney (set forth on the signature page contained in Part II of this Registration Statement).